Exhibit 10.39

AMENDMENT NO. 5 TO LOAN DOCUMENTS

Quality Gold, Inc., an Ohio corporation (“QGI”), MTM, Inc., a Delaware corporation (“MTM”), Gold Limited Liability Company, a California limited liability company (“Gold”), LogoArt LLC, a Kentucky limited liability company (“Logo”) (QGI, MTM, Gold, Logo, collectively, the “Borrowers”, and each individually, a “Borrower”), and PNC Bank, National Association (“Lender”) agree as follows effective as of April 26, 2022 (the “Effective Date”):

1.	Recitals.

1.1	As of December 20, 2018, Borrowers and Lender entered into a Revolving Credit, Term Loan and Security Agreement (as amended, extended, modified, or restated, the “Credit Agreement”) pursuant to which Borrowers executed and delivered to Lender certain Other Documents. Capitalized terms used herein and not otherwise defined will have the meanings given such terms in the Credit Agreement, as amended. The Credit Agreement, the Other Documents, and all related loan and/or security documents related thereto are referred to herein as the “Loan Documents”.

1.2	The Loan Documents were amended by Amendment No. 1 to Loan Documents dated as of October 1, 2019, by Amendment No. 2 to Loan Documents dated as of September 29, 2020, by Amendment No. 3 to Loan Documents dated as of February 24, 2021, and by a Joinder and Amendment No. 4 to Loan Documents dated as of October 19, 2021.

1.3	The Loan Documents are further amended by this Amendment No. 5 to Loan Documents (this “Amendment”).

2.	Amendments.

2.1	The Benchmark Replacement Rider attached to this Amendment as Exhibit A (the “Benchmark Replacement Rider”) amends and restates the LIBOR Replacement Rider to the Credit Agreement.

2.2	The Benchmark Replacement Addendum attached to this Amendment as Exhibit B (the “Benchmark Replacement Addendum”) amends and restates LIBOR Replacement Addendum to the Working Cash Rider.

2.3	All references in the Credit Agreement to Daily LIBOR Rate are hereby amended to Daily BSBY Floating Rate to the extent such references are not otherwise modified by this Amendment. All references in the Credit Agreement to LIBOR Rate Loan are hereby amended to BSBY Rate Loan to the extent such references are not otherwise modified by this Amendment. All references in the Credit Agreement to Reserve Percentage are hereby amended to BSBY Reserve Percentage to the extent such references are not otherwise modified by this Amendment.

2.4	Section 1.2 of the Credit Agreement is hereby amended to delete the following definitions: Alternate Source, Borrowing Base Certificate, Daily LIBOR Rate, Eligible Inventory, Eligible Receivables, Formula Amount, LIBOR Rate Loan, Published Rate, Reserve Percentage, Reserves.

1

2.5	Section 1.2 of the Credit Agreement is hereby amended to add or amend and restate the following definitions, as applicable:

“Alternate Base Rate” means, for any day, a rate per annum equal to the higher of (a) the Base Rate in effect on such day, (b) the sum of the Overnight Bank Funding Rate in effect on such day plus one half of one percent (0.5%); provided, however, if the Alternate Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Alternate Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

“Amendment No. 5” means Amendment No. 5 to Loan Documents between Borrowers and Lender effective as of the Amendment No. 5 Effective Date.

“Amendment No. 5 Effective Date” shall mean April 26, 2022.

“Bloomberg” means Bloomberg Index Services Limited (or a successor administrator).

“BSBY Floor” means zero.

“BSBY Rate Loan” means an Advance that bears interest based on Daily BSBY Floating Rate.

“BSBY Reserve Percentage” means, as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal, and emergency reserve requirements) with respect to BSBY Screen Rate funding.

“BSBY Screen Rate” means the Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published by Bloomberg (or such other commercially available source providing such quotations as may be designated by Lender from time to time).

“Business Day” means any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by Law to be closed for business in Pittsburgh, Pennsylvania; provided that, for purposes of any direct or indirect calculation or determination of the BSBY Screen Rate, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Conforming Changes” means, with respect to the BSBY Screen Rate or any Benchmark Replacement (as defined the attached Rider), any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of the BSBY Screen Rate or such Benchmark Replacement and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of the BSBY Screen Rate or the Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement and the Other Documents).

“Daily BSBY Floating Rate” means, for any day, the rate per annum determined by the Lender by dividing (the resulting quotient rounded upwards, at the Lender’s discretion, to the nearest 1/100th of 1%) (a) the BSBY Screen Rate for such day for a one (1) month period, by (b) a number equal to 1.00 minus the BSBY Reserve Percentage; provided, that if the Daily BSBY Floating Rate, determined as provided above, would be less than the BSBY Floor, then the Daily BSBY Floating Rate shall be deemed to be the BSBY Floor. The rate of interest will be adjusted automatically as of each Business Day based on changes in the BSBY Screen Rate without notice to the Borrowers.

“Maximum Revolving Advance Amount” shall mean $50,000,000.

“Revolving Interest Rate” shall mean (a) with respect to Revolving Advances that are Domestic Rate Loans, an interest rate per annum equal to Alternate Base Rate, and (b) with respect to Revolving Advances that are BSBY Rate Loans, an interest rate per annum equal to the Daily BSBY Floating Rate plus 1.15% (such percentage, the “Applicable Margin”).

“Term Loan Rate” shall mean (a) with respect to Term Loans that are Domestic Rate Loans, an interest rate per annum equal to the Alternate Base Rate, and (b) with respect to Term Loans that are BSBY Rate Loans, an interest rate per annum equal to the Daily BSBY Floating Rate plus 1.15%.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

2.6	Clause (f) of the definition of Permitted Acquisition(s) in Section 1.2 of the Credit Agreement is hereby amended and restated by the following:

“(f) reserved;”

2.7	Article I of the Credit Agreement is hereby amended to add the following Section 1.5:

“1.5       BSBY Notification. The Benchmark Replacement Rider provides a mechanism for determining an alternate rate of interest in the event that the BSBY Screen Rate is no longer available or in certain other circumstances. Lender does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the BSBY Screen Rate or other rates in the definition of “Daily BSBY Floating Rate” or with respect to any alternative or successor rate thereto, or replacement rate therefor. With respect to the BSBY Screen Rate, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Other Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document; provided that, with respect to any such amendment effected, Lender shall provide notice to the Borrowers of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.”

2.8	Section 2.1 of the Credit Agreement is hereby amended and restated by the following:

“2.1        Revolving Advances. Subject to the terms and conditions set forth in this Agreement, Lender will make Revolving Advances to Borrowers in an aggregate amount outstanding at any time up to the Maximum Revolving Advance Amount, less the Maximum Undrawn Amount of all Letters of Credit. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) in a form acceptable to Lender.”

2.9	Section 2.2(e) of the Credit Agreement is hereby amended and restated by the following:

“(e) Reserved.”

2.10	Section 2.7 of the Credit Agreement is hereby amended and restated by the following:

“2.7.       Maximum Advances. The aggregate outstanding balance of Revolving Advances plus the Maximum Undrawn Amount of all Letters of Credit shall not at any time exceed the Maximum Revolving Advance Amount.”

2.11	Section 2.11(a) of the Credit Agreement is hereby amended and restated by the following:

“(a) Subject to the terms and conditions hereof, Lender shall issue or cause the issuance of standby letters of credit denominated in Dollars (“Letter(s) of Credit”) for the account of any Borrower except to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances, plus (ii) the Maximum Undrawn Amount of all Letters of Credit, plus (iii) the Maximum Undrawn Amount of the Letter of Credit to be issued to exceed the Maximum Revolving Advance Amount. The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section 3.2 hereof).”

2.12	Section 3.7(c) of the Credit Agreement is hereby amended and restated by the following:

“(c) impose on Lender, or the relevant market, any other condition, loss, or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender, or any Letter of Credit or participation therein;”

2.13	Section 3.8 of the Credit Agreement is hereby amended and restated by the following:

“3.8        Interest Rate Unascertainable; Illegality.

(a)       Unascertainable. If:

(i) Lender shall have determined (which determination shall be conclusive and binding absent manifest error) that (A) the Daily BSBY Floating Rate cannot be determined because it is not available or published on a current basis; (B) a fundamental change has occurred with respect to the Daily BSBY Floating Rate (including changes in national or international financial, political, or economic conditions; or (C) if the Daily BSBY Floating Rate is no longer compliant with the then-current IOSCO Principles for Financial Benchmarks (IOSCO Principles)); or

(ii) Lender determines that for any reason in connection with any request for a BSBY Rate Loan or conversion thereto or continuation thereof, the Daily BSBY Floating Rate does not adequately and fairly reflect the cost to Lender of the establishment or maintenance of such BSBY Rate Loan, then the Lender shall have the rights specified in clause (b) below.

(b)       Illegality. If at any time Lender shall have determined that the making, maintenance or funding of any BSBY Rate Loan has been made impracticable or unlawful by compliance by Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law), then Lender shall give Borrowers prompt written or telephonic notice of such determination. Until such notice has been withdrawn (i) Lender shall have no obligation to make a BSBY Rate Loan or maintain outstanding BSBY Rate Loans, (ii) no Borrower shall have the right to convert a Domestic Rate Loan into a BSBY Rate Loan, and (iii) all BSBY Rate Loans shall be converted to Domestic Rate Loans.

2.14	Section 9.2 of the Credit Agreement is hereby amended and restated by the following:

“9.2        Schedules. Each Borrower will deliver to Lender at such intervals as Lender may require: (i) accounts receivable and accounts payable agings; (ii) inventory reports; (iii) copies of Customer’s invoices; (iv) evidence of shipment or delivery; and (v) such further schedules, documents and/or information regarding the Collateral as Lender may require including reconciliations, trial balances and test verifications. Lender shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Lender and executed by each Borrower and delivered to Lender from time to time solely for Lender’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Lender shall not affect, terminate, modify, or otherwise limit Lender’s Lien with respect to the Collateral.”

2.15	All references in the Working Cash Rider to PNC Bank Offshore Deposits are hereby amended to PNC Daily Interest Sweep to the extent such references are not otherwise modified by this Amendment.

2.16	Section 1 of the Working Cash Rider is hereby amended to add or amend and restate the following definitions, as applicable:

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania; provided that, when used in connection with an amount that bears interest at a rate based on BSBY (as defined below) or any direct or indirect calculation or determination of BSBY, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“PNC Daily Interest Sweep” shall mean funds held in a deposit account at a PNC Bank, National Association branch which earn interest at a rate determined by Bank from time to time, in its sole discretion. The interest rate earned is based upon the amount on deposit, is not tied to any external rate or index and does not necessarily reflect the highest rate of interest offered by Bank to any particular class or category of customers.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

2.17	Section 3 of the Working Cash Rider is hereby amended and restated by the following:

“3.         INTEREST. Effective as of the date hereof, Bank has agreed that loans made by Bank under the Line of Credit shall bear interest at a variable rate per annum equal to Daily BSBY Rate plus the Applicable Margin for Revolving Advances consisting of BSBY Rate Loans as specified in the Credit Agreement. All calculations of interest on the Line of Credit will be computed on the basis of a year of 360 days and paid on the actual number of days elapsed. Bank shall have the right to make any technical, administrative or operational changes from time to time that Bank decides may be appropriate to reflect the adoption and implementation of BSBY or any other Benchmark (as defined in the Benchmark Replacement Addendum attached to this Working Cash Sweep Rider and incorporated herein by this reference) or to permit the use and administration thereof by Bank in a manner substantially consistent with market practice or in such other manner as Bank decides is reasonably necessary. Notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such technical, administrative, or operational changes will become effective without any further action or consent of Borrowers. Bank shall provide notice to Borrower of any such amendment reasonably promptly after such amendment becomes effective. If the applicable interest rate under this Working Cash Sweep Rider is based on a Benchmark and Bank determines (which determination shall be final and conclusive) that (A) such Benchmark cannot be determined pursuant to its definition other than as a result of a Benchmark Transition Event (as defined in the Benchmark Replacement Addendum), or (B) any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impracticable for Bank to make or maintain or fund loans based on that Benchmark, then Bank shall give notice thereof to Borrower. Thereafter, until Bank notifies Borrower that the circumstances giving rise to such determination no longer exist, (a) the availability of any loans bearing interest based on that Benchmark shall be suspended, and (b) the interest rate for all amounts outstanding under the Line of Credit shall be equal to the Base Rate. The Benchmark Replacement Addendum provides a mechanism for determining an alternative rate of interest in the event that a Benchmark Transition Event (as defined in the Benchmark Replacement Addendum) has occurred. Bank does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Benchmark. To the extent that any term or provision of the Benchmark Replacement Addendum is or may be inconsistent with any term or provision in the remainder of this Working Cash Sweep Rider or any other Loan Document, the terms and provisions of the Benchmark Replacement Addendum shall control. For purposes of this Working Cash Sweep Rider,

“Base Rate” shall mean the higher of (i) the Prime Rate and (ii) the sum of the Overnight Bank Funding Rate plus fifty (50) basis points (0.50%); provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. If and when the Base Rate as determined above changes, the rate of interest with respect to any advance bearing interest at a rate based on the Base Rate will change automatically without notice to Borrower, effective on the date of any such change.

“Bloomberg” shall mean Bloomberg Index Services Limited (or a successor administrator of BSBY).

“BSBY” shall mean the Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published by Bloomberg or another commercially available source providing such quotations as may be designated by Bank from time to time.

“BSBY Reserve Percentage” shall mean, as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal, and emergency reserve requirements) with respect to BSBY funding.

“Daily BSBY Rate” shall mean, for any day, the rate per annum determined by Bank by dividing (the resulting quotient rounded upwards, at Bank’s discretion, to the nearest 1/100th of 1%) (x) the Published Rate for such day, by (y) a number equal to 1.00 minus the BSBY Reserve Percentage; provided, however, if the Daily BSBY Rate determined as provided above would be less than the Floor, then such rate shall be deemed to be the Floor. The rate of interest will be adjusted automatically as of each Business Day based on changes in the Daily BSBY Rate without notice to Borrower.

“Floor” means zero.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by Bank for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by Bank at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to Borrower.

“Prime Rate” shall mean the rate publicly announced by Bank from time to time as its prime rate. The Prime Rate is determined from time to time by Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index and does not necessarily reflect the lowest rate of interest actually charged by Bank to any particular class or category of customers.

“Published Rate” shall mean the 1-month BSBY.”

2.18	Section 7 of the Working Cash Rider is hereby amended to delete the following:

“The Investment is neither insured nor guaranteed by the U.S. Government and in the event of the Bank’s liquidation, the portion of the Investment in PNC Bank Offshore Deposits would be treated as unsecured, non-deposit liabilities. PNC Bank Offshore Deposits are maintained within the Bank’s Nassau, Bahamas branch and payment thereof may be demanded only at that office.”

3.	Representations, Warranties and Covenants. To induce Lender to enter into this Amendment, each Borrower represents, warrants, and covenants as follows:

3.1	Representations and Warranties. The representations and warranties of Borrowers and Guarantors contained in the Loan Documents are deemed to have been made again on and as of the Effective Date, except to the extent that such representations and warranties were expressly limited to an earlier date.

3.2	No Defaults. After giving effect to this Amendment, no Event of Default or Default exists on the Effective Date.

3.3	No Claims. Each Borrower represents and warrants that it has no claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, existing as of the Effective Date (collectively, “Claims”) against Lender, its direct or indirect parent corporations or any direct or indirect Affiliates of such parent corporations, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, “Lender Parties”) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to Lender to enter into this Amendment, each Borrower on behalf of itself, and all of its respective successors and assigns hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown in existence as of the Effective Date, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Loan Documents or any documents executed in connection with the Loan Documents or which was related to or connected in any manner, directly or indirectly to the extension of credit represented by the Loan Documents or the relationship of Borrowers with Lender.

3.4	Authorization. The Person executing this Amendment for each Borrower is a duly elected officer or member of each Borrower or its respective sole member and is duly authorized by the board of directors or other governing authority of such Borrower to execute and deliver this Amendment on behalf of it. Each Borrower has the full right, power, and authority to enter into this Amendment and the related documents and to perform its respective obligations hereunder.

3.5	No Misrepresentations. No information or material submitted to Lender in connection with this Amendment contains any material misstatement or misrepresentation nor omits to state any material fact or circumstance.

3.6	No Conflicts. The execution and delivery of this Amendment and the related documents, and the performance by each Borrower of its respective obligations do not and will not conflict with any provision of law or the Organizational Documents of Borrowers or of any agreement binding upon Borrowers.

3.7	Enforceability. This Amendment and each of the related documents is a valid and binding obligation of Borrowers, enforceable against each in accordance with its terms.

3.8	Reaffirmation. Except as expressly modified herein, the Loan Documents, as amended, are and remain in full force and effect. The Loan Documents are hereby ratified and confirmed as the continuing obligation of Borrowers. Each Borrower hereby reaffirms and re-grants to Lender a security interest in and lien upon all of the Collateral.

3.9	Intercreditor Agreement. The Intercreditor Agreement is and remains in full force and effect, as amended and restated as of the Effective Date. No consent to this Amendment by HSBC or BMO is required under the Intercreditor Agreement.

3.10	Fees and Expenses. Borrowers will pay to Lender all reasonable attorneys’ fees and expenses of Lender incurred in connection with this Amendment, and all related documentation. Such fees and expenses may be charged by Lender to Borrowers as a Revolving Advance or to any account of a Borrower with Lender.

3.11	Consignment Facility Agreements. None of BMO Facility Agreements or the HSBC Facility Agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Lender.

4.	Conditions Precedent. The closing and effectiveness of this Amendment is subject to the following conditions precedent:

4.1	Amendment. Lender shall have executed this Amendment and the Borrowers shall have delivered, and shall have caused Guarantors to deliver, to Lender a fully executed copy of this Amendment and the Reaffirmation attached hereto.

4.2	Incumbency Certificates. Lender shall have received a certificate of an officer or manager of each Borrower and each Guarantor certifying to the incumbency of the Person executing this Amendment on behalf of each such Borrower and each Guarantor.

4.3	Closing Checklist. Borrowers and Guarantors will have delivered to Lender (and executed, as applicable) each of the other items listed on the Closing Memorandum prepared by Lender in connection with the closing of this Amendment.

4.4	Representations and Warranties. The representations and warranties of Borrowers herein will be true.

4.5	Other. All corporate and other proceedings, and all documents, instruments, and other legal matters in connection with this Amendment all the related documentation shall be satisfactory in form and substance to Lender and its counsel.

5.	General.

5.1	This Amendment is an “Other Document” as defined in the Credit Agreement. The Loan Documents are hereby modified to include this Amendment within the definition of the term “Other Documents”, or “Loan Documents” as used therein.

5.2	Nothing contained herein will be construed as waiving any Default or Event of Default under the Loan Documents or will affect or impair any right, power, or remedy of Lender under or with respect to the Loan Documents, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to any of the Advances.

5.3	All representations and warranties made by Borrowers herein will survive the execution and delivery of this Amendment.

5.4	This Amendment will be binding upon and inure to the benefit of Borrowers and Lender and their respective successors and assigns.

5.5	This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio.

5.6	A copy of this Amendment may be attached to the Notes as an allonge.

5.7	This Amendment and the documents and instruments to be executed hereunder constitute the entire agreement among the parties with respect to the subject matter hereof and shall not be amended, modified, or terminated except by a writing signed by the party to be charged therewith.

5.8	Each Borrower agrees to execute such other instruments and documents and provide Lender with such further assurances as Lender may reasonably request to more fully carry out the intent of this Amendment.

5.9	Notwithstanding any other provision herein or in the other Loan Documents, each Borrower agrees that this Amendment, the Loan Documents, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at Lender’s option, be in the form of an electronic record. Any Communication may, at Lender’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this Section may include, without limitation, use or acceptance by Lender of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. Borrowers and Lender acknowledge and agree that the methods for delivering Communications, including notices, under the Loan Documents include electronic transmittal to any electronic address provided by either party to the other party from time to time.

5.10	Without limiting the generality of the foregoing, any signature delivered by a party hereto by electronic means shall be deemed to be an original signature hereto. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

5.11	No provision of this Amendment is intended or shall be construed to be for the benefit of any third party.

5.12	THE PARTIES EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT.

5.13	EACH BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER FROM LENDER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

Signature Pages Follow

Signature Page to Amendment No. 5 to Loan Documents (QGI)

Borrowers:

Quality Gold, Inc.

By:	/s/ Michael Langhammer
Michael Langhammer
Chief Executive Officer

MTM, Inc.

By:	/s/ Michael Langhammer
Michael Langhammer
Vice President

Gold Limited Liability Company

By:	/s/ Michael Langhammer
Michael Langhammer
Chief Financial Officer

LogoArt LLC

By:	/s/ Michael Langhammer
Michael Langhammer
Manager

Signature Page to Amendment No. 5 to Loan Documents (QGI)

PNC Bank, National Association

By:	/s/ David C. Beckett
David C. Beckett
Senior Vice President

Reaffirmation of Guaranty

Each of the undersigned guarantors (jointly and severally, “Guarantor”) consents to the provisions of the foregoing Amendment No. 5 to Loan Documents (the “Amendment”) and all prior amendments and agrees that: (a) Guarantor’s obligations under the Guarantor Security Agreement and its Guaranty in favor of PNC Bank, National Association, each dated as of December 20, 2018 (the “Guaranty”) are unimpaired by the Amendment; (b) Guarantor has no claims, defenses, set offs, or counterclaims of any kind against Lender, its officers, directors, employees, agents or attorneys with respect to the Guaranty and all such claims, defenses, set offs, and counterclaims are hereby released; and (c) all of the terms of the Guaranty remain unaltered and in full force and effect and are hereby reaffirmed and apply to the Obligations, as modified by the Amendment. Guarantor certifies that all representations and warranties made in the Guaranty are true and correct. Capitalized terms used herein and not defined have the meanings set forth in the Amendment or if not defined therein, in the Credit Agreement. Guarantor confirms that all Collateral for the Obligations, including liens, security interests, and pledges granted by Guarantor or third parties to Lender continue unimpaired and in full force and effect, and secure all of the Guarantor’s existing and future Obligations to Lender, as modified by the Amendment.

Gold/Gold/Gold, Inc.

By:	/s/ Michael Langhammer
Michael Langhammer
Chief Financial Officer

QGM, LLC

By:	/s/ Michael Langhammer
Michael Langhammer
Manager

QG Refining, LLC

By:	/s/ Michael Langhammer
Michael Langhammer
President/Treasurer

J&M Group Holdings Inc.

By:	/s/ Michael Langhammer
Michael Langhammer
President

L & L Group Holdings, LLC

By:	/s/ Michael Langhammer
Michael Langhammer
Manager

Exhibit A - Benchmark Replacement Rider

(a)       Benchmark Replacement. Notwithstanding anything to the contrary herein or in any Other Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of any setting of the then-current Benchmark, then, (x) if the Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment, or further action or consent of any other party, hereto or to any Other Document; and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” or clause (2) of the definition of “Benchmark Replacement Adjustment” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of any Benchmark setting at or after 5:00 p.m. (Eastern time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrowers without any amendment, or further action or consent of any other party, hereto or to any Other Document.

(b)       Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Other Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Borrowers.

(c)       Notices; Standards for Decisions and Determinations. The Lender will promptly notify the Borrowers of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement and (iii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Lender pursuant to this Rider, including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Borrowers.

(d)       Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, amounts outstanding hereunder automatically will bear interest at the Fallback Rate.

(e)       Certain Defined Terms. As used in this Rider:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, one month.

“Benchmark” means, initially, BSBY; provided that if a Benchmark Transition Event has occurred with respect to BSBY or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (a) of this Rider.

“Benchmark Replacement” means, for the Available Tenor, the first alternative set forth in the order below that can be determined by the Lender for the applicable Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)	the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; and

(3)	the sum of: (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Lender as the replacement for the Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention for determining a benchmark rate and an adjustment as a replacement for the then-current Benchmark, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated or bilateral commercial credit facilities at such time;

provided that any such Benchmark Replacement shall be administratively feasible as determined by the Lender in its sole discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes hereof and of the Other Documents.

“Benchmark Replacement Adjustment” means, for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any setting of such Unadjusted Benchmark Replacement, the first alternative set forth in the order below that can be determined by the Lender:

(1)	an adjustment (which may be a positive or negative value or zero) equal to the BSBY Long-Term Spread Adjustment for such Available Tenor as of the time such Benchmark Replacement is first set and is displayed on a screen or other information service that publishes such adjustment from time to time as selected by the Lender in its reasonable discretion; and

(2)	an adjustment (which may be a positive or negative value or zero) that has been selected by the Lender as the replacement for such Available Tenor, giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated or bilateral commercial credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Base Rate,” “Business Day” or “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of the Advances and the Other Documents).

“Benchmark Replacement Date” means a date and time determined by the Lender, which date shall be no later than the earlier to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the Available Tenor of such Benchmark (or such component thereof) is no longer available or permitted to be used for determining the interest rate of U.S. dollar-denominated syndicated or bilateral commercial loans, or shall cease; or

(2)	in the case of clause (2) of the definition of “Benchmark Transition Event,” a date and time determined by the Lender as administratively feasible in its reasonable discretion and no later than 90 days following the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	a public statement or publication of information by or on behalf of (a) the administrator of such Benchmark (or the published component used in the calculation thereof), (b) a Governmental Authority having jurisdiction over such administrator with respect to its publication of such Benchmark or (c) a Governmental Authority having jurisdiction over the Lender, in each case acting in such capacity, identifying a specific date after which the Available Tenor of such Benchmark (or such component thereof) (i) shall or will no longer be made available or permitted to be used for determining the interest rate of U.S. dollar-denominated syndicated or bilateral commercial loans, or (ii) shall or will otherwise cease, provided that, at the time of any such statement or publication to the extent related solely to unavailability or cessation of such Benchmark, there is no successor administrator that will continue to provide the Available Tenor of such Benchmark (or such component thereof); or

(2)	a public statement or publication of information by the administrator of such Benchmark (including a “Technical Note” published on the BSBY Website) that a BSBY Final Step Event has occurred for the Available Tenor of such Benchmark.

“Benchmark Unavailability Period” means, so long as a Benchmark Transition Event has occurred, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under the Other Documents in accordance with this Rider, and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under the Other Documents in accordance with this Rider.

“BSBY Final Step Event” means, for any Available Tenor, either (i) the twentieth (20th) consecutive U.S. Government Securities Business Day or (ii) the thirtieth (30th) U.S. Government Securities Business Day within a rolling 90-day period, on which BSBY is calculated in accordance with “Level 6” (or any successor final step) of the “Alternative Calculation Waterfall” defined or set forth in BSBY’s index methodology and rulebook, as published on the BSBY Website.

“BSBY Long-Term Spread Adjustment” means the most recently dated “BSBY SOFR 5Y Spread Adjustment” published on the BSBY Website.

“BSBY Website” means the “Bloomberg Short-Term Bank Yield Index” website at https://www.bloomberg.com/professional/product/ indices/bsby/ (or any successor website).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Lender in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Lender decides that any such convention is not administratively feasible for the Lender, then the Lender may establish another convention in its reasonable discretion.

“Fallback Rate” means the alternative rate of interest that would have been applicable under the terms of the (absent this Rider) if the Lender had given notice that the Benchmark cannot be determined or the Lender cannot make or maintain or fund loans based on such Benchmark or, if no such alternative rate is specified, the Base Rate.

“Floor” means zero.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate equal to the secured overnight financing rate as published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time.

“Term SOFR” means, for the Available Tenor, the forward-looking term rate based on SOFR administered by CME Group Benchmark Administration Limited (or a successor administrator selected by the Lender in its reasonable discretion).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Z3 (BSBY HW-1Not)

Streamlined

Exhibit B - Benchmark Replacement Addendum

(a)       Benchmark Replacement. Notwithstanding anything to the contrary herein or in any Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of any setting of the then-current Benchmark, then, (x) if the Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment, or further action or consent of any other party, hereto or to any Loan Document; and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” or clause (2) of the definition of “Benchmark Replacement Adjustment” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Eastern time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Borrowers without any amendment, or further action or consent of any other party, hereto or to any Loan Document.

(b)       Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Borrowers.

(c)       Notices; Standards for Decisions and Determinations. Lender will promptly notify Borrowers of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement and (iii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Lender pursuant to this Addendum, including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Borrowers.

(d)       Benchmark Unavailability Period. Upon Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, amounts outstanding hereunder automatically will bear interest at the Fallback Rate.

(e)       Certain Defined Terms. As used in this Addendum:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, one month.

“Benchmark” means, initially, BSBY; provided that if a Benchmark Transition Event has occurred with respect to BSBY or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (a) of this Addendum.

“Benchmark Replacement” means, for the Available Tenor, the first alternative set forth in the order below that can be determined by Lender for the applicable Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)	the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; and

(3)	the sum of: (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Lender as the replacement for the Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention for determining a benchmark rate and an adjustment as a replacement for the then-current Benchmark, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated or bilateral commercial credit facilities at such time;

provided that any such Benchmark Replacement shall be administratively feasible as determined by Lender in its sole discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes hereof and of the Loan Documents.

“Benchmark Replacement Adjustment” means, for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any setting of such Unadjusted Benchmark Replacement, the first alternative set forth in the order below that can be determined by Lender:

(1)	an adjustment (which may be a positive or negative value or zero) equal to the BSBY Long-Term Spread Adjustment for such Available Tenor as of the time such Benchmark Replacement is first set and is displayed on a screen or other information service that publishes such adjustment from time to time as selected by Lender in its reasonable discretion; and

(2)	an adjustment (which may be a positive or negative value or zero) that has been selected by Lender as the replacement for such Available Tenor, giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated or bilateral commercial credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Base Rate,” “Business Day” or “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of the Line of Credit, the Working Cash Sweep Rider and the Loan Documents).

“Benchmark Replacement Date” means a date and time determined by Lender, which date shall be no later than the earlier to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the Available Tenor of such Benchmark (or such component thereof) is no longer available or permitted to be used for determining the interest rate of U.S. dollar-denominated syndicated or bilateral commercial loans, or shall cease; or

(2)	in the case of clause (2) of the definition of “Benchmark Transition Event,” a date and time determined by Lender as administratively feasible in its reasonable discretion and no later than 90 days following the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	a public statement or publication of information by or on behalf of (a) the administrator of such Benchmark (or the published component used in the calculation thereof), (b) a Governmental Authority having jurisdiction over such administrator with respect to its publication of such Benchmark or (c) a Governmental Authority having jurisdiction over Lender, in each case acting in such capacity, identifying a specific date after which the Available Tenor of such Benchmark (or such component thereof) (i) shall or will no longer be made available or permitted to be used for determining the interest rate of U.S. dollar-denominated syndicated or bilateral commercial loans, or (ii) shall or will otherwise cease, provided that, at the time of any such statement or publication to the extent related solely to unavailability or cessation of such Benchmark, there is no successor administrator that will continue to provide the Available Tenor of such Benchmark (or such component thereof); or

(2)	a public statement or publication of information by the administrator of such Benchmark (including a “Technical Note” published on the BSBY Website) that a BSBY Final Step Event has occurred for the Available Tenor of such Benchmark.

“Benchmark Unavailability Period” means, so long as a Benchmark Transition Event has occurred, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Addendum, and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Addendum.

“BSBY Final Step Event” means, for any Available Tenor, either (i) the twentieth (20th) consecutive U.S. Government Securities Business Day or (ii) the thirtieth (30th) U.S. Government Securities Business Day within a rolling 90-day period, on which BSBY is calculated in accordance with “Level 6” (or any successor final step) of the “Alternative Calculation Waterfall” defined or set forth in BSBY’s index methodology and rulebook, as published on the BSBY Website.

“BSBY Long-Term Spread Adjustment” means the most recently dated “BSBY SOFR 5Y Spread Adjustment” published on the BSBY Website.

“BSBY Website” means the “Bloomberg Short-Term Bank Yield Index” website at https://www.bloomberg.com/professional/product/indices/bsby/ (or any successor website).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by Lender in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Lender decides that any such convention is not administratively feasible for Lender, then Lender may establish another convention in its reasonable discretion.

“Fallback Rate” means the alternative rate of interest that would have been applicable under the terms of the Working Cash Sweep Rider (absent this Addendum) if Lender had given notice that the Benchmark cannot be determined or Lender cannot make or maintain or fund loans based on such Benchmark or, if no such alternative rate is specified, the Base Rate.

“Floor” means the minimum rate of interest, if any, provided under the terms of the Working Cash Sweep Rider with respect to BSBY or, if no minimum rate of interest is specified, zero.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate equal to the secured overnight financing rate as published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time.

“Term SOFR” means, for the Available Tenor, the forward-looking term rate based on SOFR administered by CME Group Benchmark Administration Limited (or a successor administrator selected by Lender in its reasonable discretion).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Z3 (BSBY HW-1Not)

Streamlined